Exhibit 99-1

FOR IMMEDIATE RELEASE

Hughes Communications, Inc. Announces Fourth Quarter and
Full Year 2007 Results

Hughes Network Systems 2007 Revenues Increase 13% over 2006 to $970 million;
New Orders Increase 30% and Top $1 billion;
EBITDA Increases 28%, Net Income Increases 161%

Germantown, Md., March 3, 2008—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the fourth quarter and year ended December 31, 2007. Hughes' consolidated operations are currently classified into four reportable segments: North America VSAT; International VSAT; Telecom Systems; and Corporate and Other. The North America VSAT, International VSAT and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

Hughes Network Systems, LLC (HNS)

“HNS delivered strong financial results in 2007,” said Pradman Kaul, president and chief executive officer. “Revenues increased by 13% over 2006 to $970 million and our profitability in 2007 was also very strong. Operating Income for the year was $90 million, a growth of 56% over 2006; EBITDA* increased by 28% to $139 million in 2007 over 2006, and Net Income increased by 161% to $50 million.  All of the segments showed robust growth. The major revenue growth contributors were the consumer, international and the mobile satellite markets with growth rates of 13%, 11% and 77% respectively in 2007 over 2006. The consumer base grew to 379,900 subscribers at December 31, 2007, a growth of 16% over the subscriber base at December 31, 2006. Our North America and International enterprise groups provided a solid revenue base contributing in aggregate over half of HNS’ total revenue in 2007. I am also very pleased to report that we were awarded a record $1.1 billion of new orders in 2007 representing a growth of 30% over 2006.”

“These impressive full-year results were a result of sustained quarterly performances, including a strong fourth quarter,” continued Kaul. “We grew fourth quarter 2007 Revenues by 15%, Operating Income by 39% and Net Income by 95% over the fourth quarter of 2006.  The revenue growth engines in the fourth quarter of 2007 were the consumer, international, and mobile satellite markets with growth rates of 14%, 25% and 52% respectively over the fourth quarter of 2006.  We were awarded $333 million of new orders in the fourth quarter of 2007, including significant orders from Camelot, State Bank of India, Best Western, Sherwin Williams, Walmart, Blockbuster, Hess, BP, Harris and Hughes Telematics.”

*EBITDA is defined as earnings (losses) before interest, income taxes, depreciation, amortization, and equity incentive compensation.  See “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Set forth below is a table highlighting certain of HNS' results for the three months and twelve months ended December 31, 2007 and December 31, 2006.

Hughes Network Systems, LLC

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2007	2006	2007	2006

Revenue
North America VSAT	$165,136	$154,307	$615,716	$573,867
International VSAT	76,340	61,158	214,833	193,370
Telecom Systems	38,102	27,850	139,526	90,988
Total HNS	$279,578	$243,315	$970,075	$858,225

Operating income (loss)
North America VSAT	$14,709	$7,551	$44,259	$35,625
International VSAT	9,861	12,058	19,637	3,178
Telecom Systems	10,188	5,342	25,911	18,871
Total HNS	$34,758	$24,951	$89,807	$57,674

Net income	$21,869	$11,194	$49,801	$19,102

EBITDA*	$46,378	$45,214	$138,797	$108,788

Adjusted EBITDA*	$46,352	$45,889	$140,008	$126,092

*	For the definitions of EBITDA and Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Selected Highlights

•
HNS accepted the in-orbit handover of the Spaceway™ 3 commercial communications satellite from Boeing. HNS will utilize the Boeing-built satellite to provide HughesNet® broadband satellite services throughout North America.  The satellite is currently going through the system testing phase and we expect to commence service later in the first quarter of 2008.

•
HNS’ wholly owned European subsidiary HNS Ltd. signed an amendment to the contract previously executed in August 2007 with U.K. lottery operator Camelot PLC for providing managed network services for over 27,000 lottery sites in the U.K.  The amendment extends the contract’s term to 10 years and also provides additional functionality.  This brings the total value of the 10 year contract to over $150 million making it the largest single order awarded to HNS in 2007.

•
Hughes entered into a definitive agreement to acquire Helius, Inc., a portfolio company of Canopy Ventures. The acquisition will combine the skills of Helius, a recognized leader in providing business IPTV solutions for applications such as training, corporate communications and digital signage, with the extensive broadband networking experience and customer base of Hughes. Hughes plans to deploy Helius' innovative IP video technologies to enhance its existing HughesNet service offerings.

•
HNS signed an agreement with Dow Electronics to be a distributor of HughesNet satellite broadband Internet service in the Southeastern United States, home to many consumers who are not served by high-speed landline Internet providers. Under the terms of the agreement, Dow Electronics will market primarily to retailers in Florida, Alabama, Georgia, Mississippi, Louisiana, South Carolina, North Carolina, Arkansas, Tennessee, Puerto Rico and the U.S. Virgin Islands who will sell and install the HughesNet satellite broadband access service.

•
HNS signed an agreement with CVS Systems, Inc. to be a distributor of HughesNet satellite broadband Internet service in the Midwest and Great Lakes region of the country, home to many consumers who are not served by high-speed landline Internet providers. Under the terms of the agreement, CVS will market primarily to retailers in Illinois, Indiana, Kansas, Kentucky, Michigan, Missouri and Ohio who will sell and install the HughesNet satellite broadband access service.

•
HNS’ 9201 mobile satellite IP terminal, which operates over the Inmarsat BGAN (Broadband Global Area Network) system, was part of the CNN satellite newsgathering solution honored by the National Academy of Television Arts and Sciences with the Technology and Engineering Emmy award which was announced recently at the International Consumer Electronics Show in Las Vegas.

•
Hughes’ Brazilian service subsidiary was selected by Rede Smart, a Martins Group company, to provide HughesNet broadband satellite managed network services to Rede Smart's 930 grocery stores throughout Brazil.

•
HNS signed EMBARQ™ to be a reseller of HughesNet broadband satellite Internet access. EMBARQ has a comprehensive range of services designed to help businesses of all sizes be more productive and communicate with their customers.  EMBARQ's business customers in rural areas of the United States will now be provided with high-speed Internet access comparable to the services that are available in urban markets.

•
Hughes India signed a contract with Comat Technologies to supply 10,000 broadband satellite terminals, together with its nationwide HughesNet satellite services and applications to be delivered at rural business centers across multiple states in India. Comat is the premier e-governance organization in India, having more than a decade of experience working with government, public, private and multi-lateral organizations.

Hughes Communications, Inc. (Hughes)

Certain financial information for Hughes is shown below. The financial information for the three and twelve months ended December 31, 2007 is a combination of HNS and Other Businesses.

Hughes Communications, Inc.

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2007	2006	2007	2006

Revenue
North America VSAT	$165,136	$154,307	$615,716	$573,867
International VSAT	76,340	61,158	214,833	193,370
Telecom Systems	38,102	27,850	139,526	90,988
Corporate and Other	127	89	573	474
Total HCI	$279,705	$243,404	$970,648	$858,699

Operating income (loss)
North America VSAT	$14,709	$7,551	$44,259	$35,625
International VSAT	9,861	12,058	19,637	3,178
Telecom Systems	10,188	5,342	25,911	18,871
Corporate and Other	(2,378)	(1,756)	(6,171)	(5,032)
Total HCI	$32,380	$23,195	$83,636	$52,642

Net income (loss)[a]	$19,931	$9,457	$43,540	$(39,113)

EBITDA*	$44,066	$44,435	$133,245	$105,327

*	For the definition of EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

a) The net loss for the twelve months ended December 31, 2006 includes a tax charge of approximately $51.3 million recorded in the first quarter of 2006, primarily related to the SkyTerra/Hughes spin-off. As Hughes is the accounting successor to SkyTerra, the taxes associated with the separation are included in Hughes' results for the quarter ended March 31, 2006 and a portion of the deferred tax assets were utilized to satisfy the tax expense resulting from the taxable gain. Accordingly, Hughes does not expect this expense to have an impact on its cash from operations.

To summarize, Kaul said, “We are very pleased with the strong and balanced financial results that we have delivered in 2007.  We are currently at an advanced stage in the in-orbit system testing of SPACEWAY 3 and we are looking forward to commencing service on SPACEWAY 3 by the end of this quarter. We expect that SPACEWAY 3 will provide us significant cost benefits and also open up new revenue opportunities going forward in the North American enterprise and consumer markets.  We have a robust orders backlog coming into 2008 as a result of an outstanding new orders performance in 2007.  All of these have positioned HNS very well for 2008 and beyond.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and chief financial officer said, “Our revenue and profitability showed strong growth in the fourth quarter of 2007.  For the twelve months ended December 2007, Hughes delivered earnings per share of $2.26 compared to a loss of $2.43 in the same period in 2006, both on a fully diluted basis. We also generated cash from operations of $93 million in 2007 and closed the year with a healthy consolidated cash and marketable securities position of $151 million.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between HNS' net income as determined under United States of America generally accepted accounting principles (GAAP), EBITDA and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2007	2006	2007	2006

Net income	$21,869	$11,194	$49,801	$19,102
Add:
Interest expense	9,705	15,143	43,772	46,041
Income tax expense	4,095	1,221	5,316	3,276
Depreciation and amortization	11,039	19,723	45,860	48,459
Equity incentive plan compensation	918	514	3,020	785
Less:
Interest income	(1,248)	(2,581)	(8,972)	(8,875)
EBITDA	$46,378	$45,214	$138,797	$108,788

Add:
Inventory provision related to shift to Broadband focus	-	-	-	11,879
HughesNet branding costs	-	-	-	1,454
Restructuring charge	(26)	-	1,211	-
Benefits/insurance programs sponsored by DIRECTV	-	425	-	2,385
Legal settlement and related fees - pre-April 2005 Acquisition	-	-	-	586
Management fee to Hughes Communications, Inc.	-	250	-	1,000

Adjusted EBITDA	$46,352	$45,889	$140,008	$126,092

The following table reconciles the differences between Hughes’ net income as determined under GAAP and EBITDA:

Hughes Communications, Inc.

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2007	2006	2007	2006

Net income (loss)	$19,931	$9,457	$43,540	$(39,113)
Add:
Interest expense	9,705	15,143	43,775	47,791
Income tax expense	3,561	1,221	5,337	54,110
Depreciation and amortization	11,039	19,723	45,860	48,459
Equity incentive plan compensation	1,193	1,633	4,260	3,720
Less:
Interest income	(1,363)	(2,742)	(9,527)	(9,640)
EBITDA	$44,066	$44,435	$133,245	$105,327

The condensed unaudited balance sheets, statements of operations and statements of cash flows of Hughes and HNS for the twelve months ended December 31, 2007 are attached to this press release.

Note:

EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization and equity incentive plan compensation. Adjusted EBITDA is used in calculating covenant compliance under HNS' credit agreement and the indenture governing HNS’ 9½% Senior Notes due 2014. EBITDA and Adjusted EBITDA are not recognized terms under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flows from operations, as these terms are defined under GAAP, and should not be considered as alternatives to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments and debt service requirements (including VSAT operating lease hardware). EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA are presented herein because HNS and Hughes use such information in their review of the performance of management and in the performance of their business. In addition, information concerning Adjusted EBITDA is being presented because it reflects important components included in the financial covenants under the senior note indenture and HNS' credit agreement.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on global standards approved by the TIA, ETSI and ITU standards organizations, including IPoS/DVB-S2, RSM-A and GMR-1. To date, Hughes has shipped more than 1.5 million systems to customers in over 100 countries.

Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans and objectives and the ability to launch and deploy SPACEWAY 3. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 8, 2007 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©Hughes Communications, Inc. All rights reserved.

Contact Information

Investor Relations Contact: Deepak Dutt, Vice President, Treasurer and Investor Relations Officer Email: ddutt@hns.com Phone: 301-428-7010	Media Contact: Judy Blake, Director, Marketing Communications Email: jblake@hns.com Phone: 301-601-7330

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$134,092	$106,933
Marketable securities	17,307	107,320
Receivables, net	209,943	180,955
Inventories	65,754	61,280
Prepaid expenses and other	43,720	39,947
Total current assets	470,816	496,435
Property, net	479,976	312,497
Capitalized software costs, net	47,582	41,159
Intangible assets, net	22,513	30,663
Other assets	108,950	50,890
Total assets	$1,129,837	$931,644
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$72,440	$59,391
Short-term borrowings and current portion of long-term debt	14,795	27,210
Accrued liabilities	177,932	124,586
Due to affiliates	12,621	13,119
Total current liabilities	277,788	224,306
Long-term debt	577,761	469,190
Other long-term liabilities	6,526	18,079
Total liabilities	862,075	711,575
Commitments and contingencies
Minority interests	5,401	4,680
Total stockholders' equity	262,361	215,389
Total liabilities and stockholders' equity	$1,129,837	$931,644

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Year Ended December 31,
	2007	2006
Revenues:
Services	$537,688	$440,450
Hardware sales	432,960	418,249
Total revenues	970,648	858,699
Operating costs and expenses:
Cost of services	356,306	309,698
Cost of hardware products sold	355,475	327,708
Selling, general and administrative	152,051	139,449
Research and development	17,036	23,058
Amortization of intangibles	6,144	6,144
Total operating costs and expenses	887,012	806,057
Operating income (loss)	83,636	52,642
Other income (expense):
Interest expense	(43,775)	(47,791)
Interest income	9,527	9,640
Other income, net	242	2,323
Income (loss) before income tax (expense) benefit; minority
interests in net (earnings) losses of subsidiaries; equity in earnings
(losses) of unconsolidated affiliates; and discontinued operations	49,630	16,814
Income tax (expense) benefit	(5,337)	(54,110)
Equity in earnings (losses) of unconsolidated affiliates	(640)	(2,132)
Minority interests in net (earnings) losses of subsidiaries	(113)	118
Income (loss) from continuing operations	43,540	(39,310)

Discontinued operations:
Loss from discontinued operations	-	(43)
Gain on sale of discontinued operations	-	240
Net income (loss)	43,540	(39,113)
Cumulative dividends and accretion of convertible preferred stock
to liquidation value	-	(1,454)

Net income (loss) attributable to common stockholders	$43,540	$(40,567)
Basic net earnings (loss) per common share:
Continuing operations	$2.31	$(2.44)
Discontinued operations	-	0.01
Basic net earnings (loss) per common share	$2.31	$(2.43)
Diluted net earnings (loss) per common share:
Continuing operations	$2.26	$(2.44)
Discontinued operations	-	0.01
Diluted net earnings (loss) per common share	$2.26	$(2.43)
Basic weighted average common shares outstanding	18,860,517	16,668,591
Diluted weighted average common shares outstanding	19,227,919	16,668,591

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$43,540	$(39,113)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Loss on discontinued operations	-	43
Depreciation and amortization	45,860	48,459
Amortization of debt issuance costs	906	1,056
Equity plan compensation expense	4,260	3,720
Equity in earnings of Hughes Network Systems, LLC	-	-
Minority interests	113	(118)
Equity in losses from unconsolidated affiliates	640	2,132
Gain on receipt of investment by subsidiary	-	(1,788)
Other	340	(222)
Change in other operating assets and liabilities, net of acquisitions:
Receivables, net	(23,270)	24,599
Inventories	(3,708)	11,894
Prepaid expenses and other assets	(10,442)	56,609
Deferred revenue	-	-
Accounts payable	14,100	(11,675)
Accrued liabilities and other	21,176	(5,413)
Net cash provided by (used in) continuing operations	93,515	90,183
Net cash used in discontinued operations	-	(10)
Net cash provided by (used in) operating activities	93,515	90,173

Cash flows from investing activities:
Acquisition of Hughes Network Systems, LLC, net of cash received	-	12,753
Change in restricted cash	1,168	(2,883)
Purchases of marketable securities	(32,864)	(90,112)
Proceeds from sales of marketable securities	122,690	-
Cash paid for investments in affiliates	-	-
Net sales of short-term investments	-	-
Expenditures for property	(233,952)	(77,191)
Expenditures for capitalized software	(14,228)	(16,416)
Proceeds from sale of property and intangibles	516	521
Purchase accounting	-	-
Sales of investment in affiliates	-	-
Net cash used in continuing operations	(156,670)	(173,328)
Net cash used in discontinued operations	-	-
Net cash used in investing activities	(156,670)	(173,328)

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows (Continued)
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2007	2006
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	376	(1,609)
Debt borrowings from Apollo	-	100,000
Debt repayments to Apollo	-	(100,000)
Proceeds from rights offering	-	100,000
Distribution to SkyTerra	-	(9,314)
Payment of dividends on preferred stock	-	(1,394)
Proceeds from exercise of stock options and warrants	113	2,206
Repurchase of common stock of consolidated subsidiary	-	-
Long-term debt borrowings	119,731	455,330
Repayment of long-term debt	(24,843)	(364,872)
Debt issuance costs	(2,053)	(11,668)
Net cash provided by (used in) continuing operations	93,324	168,679
Net cash provided by discontinued operations	-	-
Net cash provided by (used in) financing activities	93,324	168,679
Effect of exchange rate changes on cash and cash equivalents	(3,010)	(555)
Net (decrease) increase in cash and cash equivalents	27,159	84,969
Cash and cash equivalents at beginning of the period	106,933	21,964
Cash and cash equivalents at end of the period	$134,092	$106,933

Supplemental cash flow information:
Cash paid for interest	$53,594	$41,464
Cash paid for income taxes	$3,567	$6,578
Supplemental disclosure of non-cash financing activities:
Common stock issued in connection with
purchase of interest in Hughes Network Systems, LLC	$-	$-

Supplemental non-cash disclosure due to acquisition
by Hughes Communications, Inc.:
Increase in assets		$51,471
Increase in liabilities		40,118
Increase in net assets		$11,353

HUGHES NETWORK SYSTEMS
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$129,227	$99,098
Marketable securities	11,224	103,466
Receivables, net	209,731	180,694
Inventories	65,754	61,280
Prepaid expenses and other	42,131	39,175
Total current assets	458,067	483,713
Property, net	479,976	312,497
Capitalized software costs, net	47,582	41,159
Intangible assets, net	22,513	30,663
Other assets	103,870	44,358
Total assets	$1,112,008	$912,390

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$69,497	$57,781
Short term borrowings and current portion of long-term debt	14,795	27,210
Accrued liabilities	177,136	123,576
Due to affiliates	13,473	13,592
Total current liabilities	274,901	222,159
Long-term debt	577,761	469,190
Other long-term liabilities	6,526	18,079
Total liabilities	859,188	709,428
Minority interests	5,350	4,659
Commitments and contingencies
Equity:
Class A membership interests	180,655	180,346
Class B membership interests	-	-
Retained earnings	68,903	19,102
Accumulated other comprehensive loss	(2,088)	(1,145)
Total equity	247,470	198,303
Total liabilities and equity	$1,112,008	$912,390

HUGHES NETWORK SYSTEMS
Condensed Consolidated Statement of Operations
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2007	2006
Revenues:
Services	$537,115	$439,976
Hardware sales	432,960	418,249
Total revenues	970,075	858,225
Operating costs and expenses:
Cost of services	356,232	309,583
Cost of hardware products sold	355,475	327,708
Selling, general and administrative	145,381	134,058
Research and development	17,036	23,058
Amortization of intangibles	6,144	6,144
Total operating costs and expenses	880,268	800,551
Operating income (loss	89,807	57,674
Other income (expense):
Interest expense	(43,772)	(46,041)
Interest income	8,972	8,875
Other income, net	193	2,033
Income (loss) before income tax expense, minority
interest in net (earnings) losses of subsidiaries and
equity in earnings of unconsolidated affiliates	55,200	22,541
Income tax expense	(5,316)	(3,276)
Minority interests in net (earnings) loss of subsidiaries	(83)	(163)
Equity in earnings of unconsolidated affiliates	-	-
Net income (loss	$49,801	$19,102

HUGHES NETWORK SYSTEMS
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$49,801	$19,102
Adjustments to reconcile net income (loss) to
cash flows from operating activities:
Depreciation and amortization	45,860	48,459
Amortization of debt issuance costs	906	1,056
Gain on receipt of investment by subsidiary	-	(1,788)
Equity plan compensation expense	309	296
Minority interests	83	163
Other	384	-
Change in other operating assets and liabilities,
excluding the effect of the HCI Transaction:
Receivables, net	(23,319)	24,839
Inventories, net	(3,708)	11,894
Prepaid expenses and other assets	(9,648)	3,335
Accounts payable	12,767	(11,286)
Accrued liabilities and other	21,769	(4,337)
Net cash provided by (used in) operating activities	95,204	91,733
Cash flows from investing activities:
Change in restricted cash	379	(294)
Purchases of marketable securities	(22,096)	(89,254)
Proceeds from sales of marketable securities	114,105	-
Expenditures for property	(233,952)	(77,191)
Expenditures for capitalized software	(14,228)	(16,416)
Proceeds from sale of property and intangibles	516	521
Purchase accounting	-	-
Other, net	-	-
Net cash used in investing activities	(155,276)	(182,634)

Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	376	(1,609)
Distributions to contributions from former owners, net	-	-
Long-term debt borrowings	119,731	455,330
Repayment of long-term debt	(24,843)	(364,872)
Debt issuance costs	(2,053)	(11,668)
Net cash provided by (used in) financing activities	93,211	77,181
Effect of exchange rate changes on cash and cash equivalents	(3,010)	(449)
Net increase (decrease) in cash and cash equivalents	30,129	(14,169)
Cash and cash equivalents at beginning of the period	99,098	113,267
Cash and cash equivalents at end of the period	$129,227	$99,098

Supplemental cash flow information:
Cash paid for interest	$53,592	$39,714
Cash paid for income taxes	$3,357	$3,615
Supplemental non-cash disclosure due to acquisition by
Hughes Communications, Inc.:
Increase in assets		$51,471
Increase in liabilities		40,118
Increase in net assets		$11,353